                                AMENDMENT NO.1 TO
                             STOCK OPTION AGREEMENT

                  Amendment No. 1, effective as of August 15, 2006, to STOCK
OPTION AGREEMENT, dated as of August 15, 2006, by and between Juniper Partners
Acquisition Corp., a Delaware corporation ("Company"), with principal offices located at 56 West 45th Street, Suite 805, New York 10036, and Stuart B. Rekant
("Employee"), residing at 880 Fifth Avenue, New York, New York 10021.

                  The parties hereto, being all of the parties to the Stock
Option Agreement, hereby agree that Section 3 of the Stock Option Agreement is hereby amended as follows:

                  3.   Exercise Price. The exercise price ("Exercise Price") of
the Option shall be the average of the Last Reported Sale Price of the Common
Stock on the Closing Date (as defined in the Merger Agreement referred to in the
Employment Agreement (the "Merger Agreement")), subject to adjustment as hereinafter provided. As used herein (a) the term "Last Reported Sale Price" on any date shall mean the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the closing bid and asked prices) on that date as reported in composite transactions for the principal
U.S. securities exchange on which the Common Stock is traded or, if the Common
Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Stock Market or the Over-the-Counter Bulletin Board
("OTCBB"); if the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq Stock Market or
OTCBB on the relevant date, the "Last Reported Sale Price" will be the last quoted bid price for a share of Common Stock in the over-the-counter market on the relevant date as reported by the Pink Sheets LLC or similar organization;
and (b) the term "Trading Day" shall mean a day during which trading in securities generally occurs on the principal national securities exchange on which the Common Stock is then listed or, if not then listed on a national securities exchange, on the Nasdaq Stock Market or, if not then quoted on the
Nasdaq Stock Market, on the principal other market on which the Common Stock is traded or quoted.

                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment to Stock Option Agreement as of the date first above written.

JUNIPER PARTNERS ACQUISITION CORP.

By: /s/ Robert B. Becker
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Name: Robert B. Becker
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Title: Chief Financial Officer
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EMPLOYEE:

/s/ Stuart B. Rekant
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    Stuart B. Rekant